UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 19, 2016

Date of Report (Date of earliest event reported)

EXPERIENCE ART AND DESIGN, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-174155	81-1082861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7260 W. Azure Drive, Suite 140-952, Las Vegas, NV	89130
(Address of principal executive offices)	(Zip Code)

702-347-8521

Registrant’s telephone number, including area code

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 Regulation FD Disclosure

Experience Art and Design is pleased to announce the incoming company has agreed to bring all of their assets into EXAD in exchange for control of the company.  The total value of the incoming company’s assets are expected to be between $7.5 and $8.2 million dollars for FY-2016, and over $10 million for FY-2017.

Experience Art and Design, Inc. recently announced via an 8-K the Company was entering into an agreement to acquire another company as a subsidiary to increase shareholder value while Metropolitan matured.  EXAD also reported the incoming company had several million in assets and quarterly cash flow.

The new company will still be a subsidiary of EXAD and will continue with the plan to bring Metropolitan public next quarter via a Form 10 filing.

The transfer will not cause an increase in the Authorized Shares of EXAD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPERIENCE ART AND DESIGN, INC.

DATE: December 19, 2016	/s/Derrick Lefcoe
Derrick Lefcoe
Chief Executive Officer